                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          _________________________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                FIRST BANKS AMERICA, INC.                                  FIRST AMERICA CAPITAL TRUST
 (Exact name of Registrant as specified in its charter)     (Exact name of Co-Registrant as specified in its charter)

                       DELAWARE                                                     DELAWARE
        (State of incorporation or organization)                    (State of incorporation or organization)

                      58-2199947                                                   APPLIED FOR
          (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

          135 North Meramec, Clayton, Missouri 63105 (314) 854-4600 (Address, including zip code, and telephone number, including area code, of registrant's and co-registrant's principal executive office)

                  Securities to be registered pursuant to Section 12(b) of the Act.
         Title of each class to be so registered                         Name of each exchange on which
                                                                         each class is to be registered

     _______% Cumulative Trust Preferred Securities                          New York Stock Exchange
        (and the Guarantee with respect thereto)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-58355 and 333-58355-01 (if applicable)

      Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)


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Item 1.     Description of Registrant's Securities to be Registered

      For a full description of the _______% Cumulative Trust Preferred Securities (the "Preferred Securities"), of First America Capital Trust, a statutory business trust created under the laws of the State of Delaware ("the Trust"), and the guarantee with respect to the Preferred Securities issued by First Banks America, Inc., a Delaware corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in (i) the prospectus subject to completion dated July 1, 1998, included in Part I of the Registration Statement on Form S-2 (the "Registration Statement") of First Banks America, Inc. and First America Capital Trust, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), (ii) the related final form of prospectus to be filed with the Commission under Rule 430A of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.


Item 2.     Exhibits

      The following exhibits are filed as part of this Registration Statement on Form 8-A:

<F*>2.1        Certificate of Trust of First America Capital Trust (incorporated herein by reference to Exhibit 4.3 of the Registration Statement).

<F*>2.2 (a)    Trust Agreement of First America Capital Trust (incorporated herein by reference to Exhibit 4.4 of the Registration Statement).

<F*>2.2 (b)    Form of Amended and Restated Trust Agreement (incorporated herein by reference to Exhibit 4.5 of the Registration Statement).

<F*>2.3        Form of certificate representing the Preferred Securities
               (incorporated herein by reference to Exhibit 4.5 of the Registration Statement).

<F*>2.4        Form of Preferred Securities Guarantee Agreement (incorporated herein by reference to Exhibit 4.7 of the Registration Statement).

<F*>2.5        Form of Indenture (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

<F*>2.6        Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).


<F*> Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.


                                    FIRST BANKS AMERICA, INC.


                                    By:    /s/ Allen H. Blake
                                       ----------------------------------------
                                                    Allen H. Blake
                                        Vice President, Chief Financial Officer


Date: July 10, 1998


                                    FIRST AMERICA CAPITAL TRUST


                                    By:    /s/ Allen H. Blake
                                       ----------------------------------------
                                             Allen H. Blake, Trustee


Date: July 10 , 1998                By:    /s/ James F. Dierberg            <F*>
                                       ----------------------------------------
                                             James F. Dierberg, Trustee


                                    By:    /s/ Laurence J. Brost
                                       ----------------------------------------
                                             Laurence J. Brost, Trustee

[FN]
                                       <F*> By Allen H. Blake, Attorney-in-Fact